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                                                                    EXHIBIT 23.7



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2003 with respect to the financial statements of Buffington Harbor Riverboats, LLC for the year ended December 31, 2002, included in the Registration Statement (Form S-4 No. 333-______) and related Prospectus of The Majestic Star Casino, LLC for the registration of $260,000,000 of Senior Secured Notes.



                                                           /S/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
December 4, 2003